Exhibit 10.6
CONSULTING AGREEMENT
     This Consulting Agreement (the “Agreement”) is made and entered into as of February 8, 2010, by and between Terremark Worldwide, Inc., a Delaware corporation (the “Company”), and Hathaway Global Strategies, LLC, a Delaware limited liability company (the “Consultant”).
R E C I T A L S
     WHEREAS, the Company is a leading global provider of IT infrastructure services delivered on the industry’s most robust and advanced operations platform, leveraging purpose-built datacenters in the United States, Europe and Latin America together with hosting, storage, and security solutions for its customers;
     WHEREAS, the Company desires to utilize the services of the Consultant, and the Consultant desires to provide such consulting services, on a non-exclusive basis, to the Company, to assist the Company in matters that may be required by the Company from time to time, subject to the terms and conditions set forth herein;
     WHEREAS, the Consultant provides strategic consulting and strategy formulation for public and private sector clients;
     WHEREAS, the Consultant has all necessary licenses or approvals from appropriate regulatory authorities to perform the services contemplated by this Agreement.
     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
AGREEMENT
     1. Recitals True and Correct; Consulting Services; Representations and Warranties.
          1.1 Recitals. The parties agree that the recitals set forth above are true and correct, and are incorporated as terms to this Agreement.
          1.2 Agency Ethics Advisory Opinion. Consultant agrees to request an advisory ethics opinion from Office of the Director of National Intelligence to determine whether the scope of consulting services to be provided to the Company would violate any law or regulation. Consultant agrees to provide a copy of the opinion to the Company upon receipt. The receipt of the opinion and a favorable review of the opinion by the Company are conditions precedent to the creation of this Consulting Agreement. The Company shall have five (5) business days from its receipt of the opinion to advise Consultant that the limitations imposed by the opinion render the hiring of Consultant inadvisable and, in such case, the Company shall not owe Consultant any compensation, costs or other remuneration pursuant to this Agreement. If the Company does not timely advise Consultant of its negative finding, the condition precedent shall be deemed satisfied.
          1.3 Consulting Services. During the Term (as defined below), the Consultant shall provide consulting services of Melissa E. Hathaway to the Company. The Consultant shall devote as much time to the Company as is reasonably necessary to fulfill the duties and obligations hereunder, provided that Consultant shall not be required to devote more than two business days per calendar month.

During the Term, Melissa E. Hathaway shall perform the duties of the Consultant contemplated hereby, and shall not delegate such duties to any third party without the express prior written approval of Company’s Chief Executive Officer or other Company representative as designated by the Company in writing. The Consultant shall perform its duties to the best of its ability, and perform the services in a professional manner consistent with industry standards. The Consultant shall be available for a monthly conference call with the Chief Executive Officer, or other Company representative as designated by the Company in writing, to report on the status of the activities of the Consultant, and will be available from time to time if requested by the Company to meet with Company representatives in person at the Company’s offices in Miami, Florida, on such dates and times as may be mutually agreed between the parties.
          1.4 Representations and Warranties. The Consultant represents and warrants to the Company that (a) the Consultant is not party to or bound by any employment, non-compete, non-solicitation, nondisclosure, non-competition, confidentiality or similar agreement with any other person that could adversely affect its ability to carry out the duties contemplated under this Agreement; (b) all aspects of the Consultant’s work product and any Developments (as hereinafter defined) provided by the Consultant shall be free of any libelous material or any material which constitutes an invasion of any right of privacy or publicity and shall not infringe upon any trademark, copyright, trade secret or other intellectual property right; (c) no use of Company provided materials shall be made other than as explicitly authorized by the Company; (d) the Consultant has invention/work product assignment, confidentiality and any other necessary agreements with all individuals who will be involved in performing services hereunder to perform its obligations hereunder and protect the Company’s Confidential Information (as hereinafter defined) and proprietary rights in and to the Consultant’s work product and Developments as required hereunder; (e) Consultant is aware of all of the various “revolving door” restrictions applicable to Ms. Hathaway’s former position in the government and the services she will be performing for the Company; (f) Consultant will adhere to all applicable “revolving door” restictions and will refrain from performing any services for the Company that violate, or may be perceived to violate, such restrictions; (g) Consultant will abide by the terms of the agency ethics advisory opinion obtained or to be obtained by Consultant; and (g) this Agreement, when executed and delivered, shall constitute the valid and legally binding obligation of the Consultant, enforceable against the Consultant in accordance with its terms.
     2. Term. The Term under this Agreement (the “Term”) shall commence on the date of execution hereof (the “Commencement Date”) and shall terminate upon the date on which the Agreement is terminated pursuant to and in accordance with Section 5 hereof (the “Termination Date”).
     3. Compensation.
          3.1 Annual Consultant Fee. In consideration for the consulting services to be provided to the Company by the Consultant, while this Agreement is in effect, the Consultant shall be paid an annual consultant fee of One Hundred Thousand Dollars ($100,000) to be paid in equal installments on a monthly basis. The Consultant shall be solely responsible for payment of all taxes or other charges imposed on its compensation hereunder. In the event that this Agreement is terminated or expires before the end of a particular month, monthly compensation shall be prorated for such end period. The foregoing constitutes all compensation to be paid to the Consultant hereunder, and the Consultant acknowledges and agrees that the Consultant is and shall not be an employee of Company, shall not be entitled to any insurance, vacation, or any other benefits provided by the Company to its employees.

     4. Independent Contractor Status; Expense Reimbursement.
          4.1 Independent Contractor Status; No Agency. The Consultant is an independent contractor. Nothing herein shall be deemed to create any form of partnership, principal-agent relationship, employer-employee relationship, or joint venture between the Company and the Consultant. It is expressly understood by the parties that the Consultant shall not have the authority to bind the Company, without the express written consent of the Board of Directors of the Company. It is further expressly understood by Company that Consultant performs services for other organizations, and nothing in this Agreement shall be construed to prohibit Consultant from the performance of services for any other organization.
          4.2. Reimbursement of Expenses. The Company shall reimburse Consultant in full for all reasonable and necessary expenses incurred by Consultant in the performance of services pursuant to this Agreement. The Consultant shall account to the Company in writing for all expenses for which reimbursement is sought and shall supply to the Company copies of all relevant invoices, receipts or other evidence reasonably requested by the Company. In the case of any travel required to perform the services hereunder, Company shall reimburse Consultant for the cost of any airfare (including at first class rates for any flight scheduled for more than four hours duration), lodging, ground transportation, meals, gratuities and other travel incidentals. None of the above expenses shall reduce the compensation payable to Consultant.
     5. Termination
          5.1 Reasons for Termination. This Agreement shall terminate upon the earliest to occur of the following: (i) on the date of death of Ms. Hathaway; or (ii) written notice by either party to the other party. In the event that this Agreement is terminated or expires before the end of a particular month, monthly compensation shall be prorated for such end period.
          5.2 Payments and Effect of Termination. In the event that this Agreement is terminated or expires before the end of a particular month, monthly compensation shall be prorated for such end period.
     5.2.1 Payment and Effect of Termination. In the event this Agreement is terminated prior to the Expiration Date, the Company shall have no further liability or obligation hereunder, except reimbursement of expenses incurred prior to the Termination Date, subject to the requirements of Section 4.2 hereof. In the event that this Agreement is terminated or expires before the end of a particular month, monthly compensation shall be prorated for such end period.
     5.2.2 No Further Obligations. Upon the payments by the Company described herein, the Company shall have no further liability or obligation to compensate the Consultant, including, but not limited to, any payment of future compensation.
     5.2.3 Miscellaneous. Upon any termination of this Agreement, regardless of the cause therefor, Consultant shall not be required to return any Compensation paid prior to the date of termination.

     6. Restrictive Covenants.
          6.1 Confidential Information. The Consultant shall not at any time divulge, communicate, use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any Confidential Information pertaining to the Company’s business. Any Confidential Information or data now or hereafter acquired by the Consultant with respect to the Company’s business (which shall include, but not be limited to, information concerning the Company’s financial condition, prospects, technology, customers, suppliers, sources of leads and methods of doing business) shall be deemed a valuable, special and unique asset of the Company that is received by the Consultant in confidence and as a fiduciary, and Consultant shall remain a fiduciary to the Company with respect to all of such information. For purposes of this Agreement, “Confidential Information” means all trade secrets and information disclosed to the Consultant or known by the Consultant as a consequence of or through the unique position of its engagement with the Company prior to or after the date hereof, and not generally known to telecommunications industry (other than as a result of unauthorized disclosure by the Consultant), with respect to the Company or the Company’s business, and including proprietary or confidential information received by the Company from third parties subject to an obligation on the Company’s part to maintain the confidentiality of the information. Notwithstanding the foregoing, nothing herein shall be deemed to restrict the Consultant from disclosing Confidential Information to promote the best interests of the Company.
          6.2 Rights in Contemplated Future Work Product. The parties contemplate the possibility that the Consultant may under this Agreement in the future undertake to create work product for the Company as an independent contractor. In the event that the Consultant undertakes any such work product for the Company, it shall be governed by the provisions of this Agreement.
               6.2.1 Warranty against Infringement. The Consultant will not incorporate or allow to be incorporated into any work product for the Company any material which is subject to the copyrights or any other intellectual property rights of any third party, unless the Consultant has the right to copy and incorporate such material. The Consultant agrees to indemnify the Company against any claims of infringement brought against the Company by any third party arising from any work product the Consultant undertakes for the Company.
               6.2.2 License of Work Product and Developments. Consultant hereby grants to the Company a non-exclusive, royalty-free, perpetual license in the Consultant’s entire right, title and interest in all such work product created, prepared or developed by Consultant in the course of performing services hereunder, and any patents, copyrights and other intellectual property embodied in such work product, free of all liens, claims and encumbrances. Nothing in this Agreement shall limit Consultant’s continuing rights in any and all patents, copyrights or other intellectual property belonging to, or developed by, Consultant, whether such rights existed before or after the effective date of this Agreement.
          6.3 Injunction. It is recognized and hereby acknowledged by the parties hereto that a breach by the Consultant of any of the covenants contained in this Section 6 of this Agreement will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, the Consultant recognizes and hereby acknowledges that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in this Section 6 of this Agreement by the Consultant or any of its affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess or be entitled to at law or in equity under this Agreement.

          6.4 Reasonableness of Restrictions. The Consultant has carefully read and considered the provisions of Section 6 hereof and, having done so, agrees that the covenants set forth in this Section 6 are fair and reasonable and are reasonably required to protect the legitimate business interests of the Company. The Consultant agrees that the covenants set forth in this Section 6 hereof do not unreasonably impair the ability of the Consultant to conduct any unrelated business or to find gainful work in the Consultant’s field. The parties hereto agree that if a court of competent jurisdiction holds any of the covenants set forth in Section 6 unenforceable, the court shall substitute an enforceable covenant that preserves, to the maximum lawful extent, the scope, duration and all other aspects of the covenants deemed unenforceable, and that the covenant substituted by the court shall be immediately enforceable against the Consultant. The foregoing shall not be deemed to affect the right of the parties hereto to appeal any decision by a court concerning this Agreement.
          6.5. Survival. This Section 6 shall survive the termination of this Agreement and the Consultant’s engagement hereunder.
          6.6. Name and Likeness Release. Company will confer with Consultant prior to issuing any press release or making any other public statement with respect to its engagement of Consultant to provide services pursuant to this Agreement, and shall not issue any press release or make any public statement with respect thereto without the prior written approval of Consultant.
     7. Arbitration.
          7.1 Exclusive Remedy. The parties recognize that litigation in federal or state courts or before federal or state administrative agencies of disputes arising out of the Consultant’s engagement by the Company or out of this Agreement, or the termination of this Agreement, may not be in the best interests of either the Consultant or the Company, and may result in unnecessary costs, delays, complexities, and uncertainty. The parties agree that any dispute between the parties arising out of or relating to the Consultant’s engagement hereunder, or to the negotiation, execution, performance or termination of this Agreement, whether that dispute arises during or after termination of this Agreement, shall be resolved by arbitration in Miami-Dade County, Florida in accordance with the commercial arbitration rules of the American Arbitration Association (the “AAA”), as modified by the provisions of this Section 7 (the “Rules”, by one (1) arbitrator which Company and Consultant shall agree upon from a list provided by the AAA in accordance with the Rules. In the event of failure of the parties hereto to agree to the appointment of an arbitrator within ten (10) days after the commencement of the arbitration proceeding, such arbitrator shall be appointed by the AAA in accordance with the Rules. Except as set forth below with respect to Section 7 of this Agreement, the parties each further agree that the arbitration provisions of this Agreement shall provide each party with its exclusive remedy, and each party expressly waives any right it might have to seek redress in any other forum. Notwithstanding anything in this Agreement to the contrary, the provisions of this Section 7 shall not apply to any injunctions that may be sought with respect to disputes arising out of or relating to Section 7 of this Agreement. The parties acknowledge and agree that their obligations under this arbitration agreement survive the expiration or termination of this Agreement and continue after the termination of the relationship between the Consultant and the Company. By election of arbitration as the means for final settlement of all claims, the parties hereby waive their respective rights to, and agree not to, sue each other in any action in a federal, state or local court with respect to such claims, but may seek to enforce in court an arbitration award rendered pursuant to this Agreement. The parties specifically agree to waive their respective rights to a trial by jury, and further agree that no demand, request or motion will be made for trial by jury.

          7.2 Arbitration Procedure and Arbitrator’s Authority. In the arbitration proceeding, each party shall be entitled to engage in any type of discovery permitted by the Federal Rules of Civil Procedure, to retain their own counsel, to present evidence and cross-examine witnesses, to purchase a stenographic record of the proceedings, and to submit post-hearing briefs. In reaching his/her decision, the arbitrator shall have no authority to add to, detract from, or otherwise modify any provision of this Agreement. The arbitrator shall submit with the award a written opinion which shall include findings of fact and conclusions of law. Judgment upon the award rendered by the arbitrator may be entered in any court having competent jurisdiction. The award or decision shall be rendered by one arbitrator who shall be appointed by mutual agreement of the parties hereto. In the event of failure of the parties to agree within thirty (30) days after the commencement of the arbitration proceeding upon the appointment of the arbitrator, the arbitrator shall be appointed by the AAA in accordance with its Rules.
          7.3 Effect of Arbitrators’ Decision: Arbitrator’s Fees. The decision of the arbitrator shall be final and binding between the parties as to all claims which were or could have been raised in connection with the dispute, to the full extent permitted by law. In all cases in which applicable federal law precludes a waiver of judicial remedies, the parties agree that the decision of the arbitrator shall be a condition precedent to the institution or maintenance of any legal, equitable, administrative, or other formal proceeding by the Consultant in connection with the dispute, and that the decision and opinion of the arbitrator may be presented in any other forum on the merits of the dispute except as provided in Section 6.3. The arbitrator’s fees and expenses and all administrative fees and expenses associated with the filing of the arbitration shall be borne by the non-prevailing party.
     8. OFAC Compliance. Neither the Consultant, its employees, or businesses under its control (i) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) as amended, (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (iii) is a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.
     9. Patriot Act; Foreign Corrupt Practices Act. The Consultant and employees or businesses under Consultant’s direct control are in compliance, in all material respects, with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended. No part of the proceeds of the payments associated with this Agreement will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
     10. Damages; Attorneys’ Fees. Nothing contained herein shall be construed to prevent the Company or the Consultant from seeking and recovering from the other damages sustained by either or both of them as a result of its or breach of any term or provision of this Agreement. In the event that either party hereto seeks to collect any damages resulting from, or the injunction of any action constituting, a breach of any of the terms or provisions of this Agreement, then the party found to be at fault shall pay all reasonable costs and attorneys’ fees of the other.
     11. Assignment. Neither Company nor Consultant may assign this Agreement, or any of their rights or obligations hereunder, without the prior written consent of the other party.

     12. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida, without regard to principles of conflict of laws.
     13. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and, upon their effectiveness, shall supersede all prior agreements, understandings and arrangements, both oral and written, between the Consultant and the Company (or any of its affiliates) with respect to such subject matter.
     14. Notices: All notices required or permitted to be given hereunder shall be in writing and shall be personally delivered by courier, sent by registered or certified mail, return receipt requested or sent by confirmed facsimile transmission addressed as set forth herein. Notices personally delivered, sent by facsimile or sent by overnight courier shall be deemed given on the date of delivery and notices mailed in accordance with the foregoing shall be deemed given upon the earlier of receipt by the addressee, as evidenced by the return receipt thereof, or three (3) days after deposit in the U.S. mail. Notice shall be sent as follows:

If to the Company:	Terremark Worldwide, Inc.
200 South Biscayne Blvd. #2800
Miami, Florida 33133
Attention: Legal Dept.
Fax: 305-856-8190

If to the Consultant:	Hathaway Global Strategies, LLC
9110 Dara Lane
Great Falls, Virginia 22066
Fax: 703-759-4003
     15. Benefits; Binding Effect. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors and, where permitted and applicable, assigns, including, without limitation, any successor to the Company, whether by merger, consolidation, sale of stock, sale of assets or otherwise.
     16. Right to Consult with Counsel. The Consultant acknowledges having read and considered all of the provisions of this Agreement carefully, and having had the opportunity to consult with counsel of the Consultant’s own choosing. The Consultant acknowledges that it has had an opportunity to negotiate any and all of these provisions and no rule of construction shall be used that would interpret any provision in favor of or against a party on the basis of who drafted the Agreement.
     17. Severability. The invalidity of any one or more of the words, phrases, sentences, clauses, provisions, sections or articles contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, provisions, sections or articles contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, provisions or provisions, section or sections or article or articles had not been inserted. If such invalidity is caused by length of time or size of area, or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.

     18. Waivers. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.
     19. Section Headings. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
     20. No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the Company, the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.
     21. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument and agreement.
     22. Indemnification.
          22.1 The Company hereby agrees to hold harmless, defend and indemnify the Consultant from and against any and all costs and expenses (including trial, appellate and other reasonable attorneys’ fees), judgments, fines, actions, liabilities, claims, penalties and amounts paid in settlement (collectively, “Indemnified Losses”) to which the Consultant may become subject or liable or which may be incurred by or assessed against the Consultant relating to or arising out of: (i) gross negligence or willful misconduct by the Company; or (ii) the performance of services by the Consultant for the Company in strict accordance with the terms of this Agreement, unless the Indemnified Losses were directly or proximately caused by the Consultant’s breach of this Agreement, misrepresentation, fraud, gross negligence or willful misconduct.
          22.2 The Consultant hereby agrees to hold harmless, defend and indemnify the Company, its officer, directors, agents and assigns (each, a “Company Indemnitee”) from and against any and all Indemnified Losses to which any Company Indemnitee may become subject or liable or which may be incurred by or assessed against any Company Indemnitee relating to or arising out of: (i) any liabilities, actions or omissions of the Consultant, (ii) the breach by the Consultant of its covenants, representations or warranties hereunder, (iii) Indemnified Losses that were directly or proximately caused by the Consultant’s breach of this Agreement, misrepresentation, fraud, gross negligence or willful misconduct.
     23. Survival. The provisions of this Agreement that are intended to survive the termination hereof (including Articles 5.2, 6 and 22) shall survive the expiration or termination of the Term hereunder.
     24. Further Assurances. Each party hereto shall execute and deliver all reasonably required documents and perform all other acts which may be reasonably requested by the other party hereto to implement and carry out the terms and conditions of the transactions contemplated herein. Neither party shall take any action or fail to take any action which could reasonably be expected to frustrate the intent and purposes of this Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

COMPANY: TERREMARK FEDERAL GROUP, INC.
By:
Name:
Title:

CONSULTANT: HATHAWAY GLOBAL STRATEGIES, LLC
By:
Name:
Title:

TERREMARK WORLDWIDE, INC.
(a Delaware Corporation)
UNANIMOUS WRITTEN CONSENT OF THE
COMPENSATION COMMITTEE
OF THE
BOARD OF DIRECTORS
     The undersigned being all of the members of the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of TERREMARK WORLDWIDE, INC., a corporation organized and existing under the laws of the State of Delaware (the “Company”), pursuant to Section 141 of the Delaware General Corporation Law, do hereby consent that when each of the undersigned has signed this consent, or an exact counterpart hereof, each of which counterparts when taken together shall constitute but one and only one consent, the resolutions set forth below shall be deemed to have been adopted to the same extent and to have the same force and effect as if adopted at a formal meeting of the Compensation Committee, duly called and held for the purpose of acting upon proposals to adopt such resolutions.
     WHEREAS, on February 5, 2010, the Board added Melissa Hathaway to its membership; and
     WHEREAS, in connection with her services as a Board member, the Compensation Committee desires to grant to Melissa Hathaway the standard grant of options given to all new Board members; and
     WHEREAS, because of her unique skill sets in the realm of cybersecurity, in addition to her services as a member of the Board, the Company and the Compensation Committee desires to enter into a consulting agreement with Melissa Hathaway, the form of which is attached hereto as Exhibit A.
     NOW, THEREFORE, BE IT RESOLVED, that the grant of options to purchase 20,000 shares of the common stock, par value $.001, of the Company, pursuant to the terms of the Company’s 2005 Executive Incentive Compensation Plan, to Melissa Hathaway bearing an exercise price equal to the closing price of the Company’s common stock on the date hereof, a term of ten years and a three year vesting period, be, and it hereby is, approved, adopted and ratified in all respects; and it is
     FURTHER RESOLVED, that, upon issuance of the shares of the Company’s common stock upon exercise of the such options pursuant to the terms of the 2005 Executive Incentive Compensation Plan, such shares be validly issued, fully paid and nonassessable; and it is
     FURTHER RESOLVED, that the form of consulting agreement for Melissa Hathaway in the form attached hereto as Exhibit A, with an annual salary of $100,000, be, and it hereby is, approved, adopted and ratified in all respects; and it is

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     FURTHER RESOLVED, that Manuel D. Medina, the Company’s Chief Executive Officer and Jose A. Segrera, the Company’s Chief Financial Officer, be, and he hereby is, approved and authorized to execute and deliver, on behalf of the Company, such consulting agreement; and it is
     FURTHER RESOLVED, that in addition to and without limiting the foregoing, the Compensation Committee and the appropriate officers of the Company be, and each of them hereby is, authorized to take, or cause to be taken, such further action, and to execute and deliver, or cause to be delivered, for and in the name and on behalf of the Company, all such instruments and documents as he may deem appropriate in order to effect the purpose and intent of the foregoing resolutions (as conclusively evidenced by the taking of such action or the execution and delivery of such instruments, as the case may be, by or under the direction of the appropriate officer) and all action heretofore taken by the officers and agents of the Company in connection with the subject of the foregoing recitals and resolutions be, and it hereby is, approved, ratified and confirmed in all respects as the act and deed of the Company.
[Signatures to follow.]

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     IN WITNESS WHEREOF, the undersigned being all of the members of the Committee have executed this Consent for the purposes herein expressed this 8th day of February  , 2010.

COMPENSATION COMMITTEE

Antonio S. Fernandez

Miguel J. Rosenfeld

Rodolfo A. Ruiz

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